UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37428 (Commission File Number)	26-3474527 (I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Ritter Pharmaceuticals, Inc. (the “Company”) was held on June 14, 2019. At the Annual Meeting, the Company’s stockholders voted on the following two proposals and cast their votes as described below.

Proposal 1—Election of Directors

Each of the seven nominees for election to the board of directors was elected to hold office for a one-year term and until their respective successors are elected and qualified by the following votes:

Name	For	Withheld	Broker Non-Votes
Noah Doyle	693,656	50,529	4,875,639
Matthew W. Foehr	693,797	50,388	4,875,639
Paul V. Maier	692,004	52,181	4,875,639
Dr. William M. Merino	688,766	55,419	4,875,639
Andrew J. Ritter	691,720	52,465	4,875,639
Ira E. Ritter	701,061	43,124	4,875,639
Michael D. Step	704,326	39,859	4,875,639

Proposal 2—Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the appointment by the Audit Committee of the board of directors of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019 was approved by the following vote:

For:	5,331,655
Against:	261,785
Abstained:	26,384
Broker Non-Votes:	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

	By:	/s/ Andrew J. Ritter
	Name:	Andrew J. Ritter
	Title:	Chief Executive Officer

Date: June 17, 2019